SUB-ADMINISTRATION AGREEMENT


      AGREEMENT made this __ day of _________, 2005, among REGIONS MORGAN KEEGAN SELECT FUNDS (the "Trust"), a Massachusetts business trust, with a principal place of business in ____________________, MORGAN KEEGAN SELECT FUND, INC., a Maryland corporation with a principal place of business at 50 Front Street, Memphis, Tennessee 38103, and BISYS Fund Services Ohio, Inc. ("BISYS"), a Delaware corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

      WHEREAS, BISYS and Leader Mutual Funds ("Leader") entered into an Administration Agreement dated April 1, 2004 (the "Leader Agreement"), whereby BISYS agreed to perform administration services for Leader, which has continued in effect through the date hereof;

      WHEREAS, certain investment portfolios of Leader, listed on Schedule A, (the "Leader Funds") are expected to be transferred to the Trust and the Corporation upon approval of such transaction (the "Consolidation") by the shareholders of Leader, the Trust and the Corporation(the "Shareholders");

      WHEREAS,  the Trust and the  Corporation  desires  that BISYS  continue to perform administration services for the Leader Funds and to perform administration services for certain investment portfolios of the Trust and the Corporation, listed on Schedule A, (together with the Leader Funds, the "Funds");

      WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement; and

      WHEREAS, BISYS, the Trust and the Corporation wish to enter into an Agreement in order to set forth the terms under which BISYS will continue to perform the administration services set forth herein for the Trust and the Corporation.

      NOW, THEREFORE, in consideration of the covenants hereinafter contained, the Trust, the Corporation and BISYS hereby agree as follows:

      1.  RETENTION OF BISYS
          ------------------

      The Trust and the Corporation hereby retains BISYS to act as the sub-administrator of the Funds and to furnish the Trust and Funds with the management and administrative services as set forth in Section 2 below. BISYS hereby accepts such appointment to perform the duties set forth below.

      BISYS shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust or Corporation in any way and shall not be deemed an agent of the Trust or the Corporation.



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      2.  ADMINISTRATIVE SERVICES
          -----------------------

      BISYS shall perform or supervise the performance by others of administrative services in connection with the operations of the Funds, and, on behalf of the Trust and the Corporation, shall investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Funds' operations. BISYS shall provide the Board of Trustees of the Trust and the Board of Directors of the Corporation (hereafter referred to as the "Board") with such reports regarding investment performance as it may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

      BISYS shall provide the Trust and Corporation with all necessary office space, equipment, personnel, compensation and facilities (including facilities for shareholders' and Board of Trustees meetings) for handling the affairs of the Funds and such other services as BISYS shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Board, BISYS shall make reports to the Board concerning the performance of its obligations hereunder.

      Without limiting the generality of the foregoing, BISYS shall:

      (a) calculate contractual Trust and Corporation expenses and control all disbursements for the Funds, and as appropriate, compute the Funds' yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

      (b) provide information and assistance to counsel to the Trust and Corporation preparing (i) the annual update to the Trust's and Corporation's registration statement on Form N-1A, (ii) other amendments to the Trust's and Corporation's registration statement and supplements to its Prospectus and Statement of Additional Information, and (iii) Notices of Annual or Special Meetings of shareholders of the Trust and Corporation and proxy materials relating thereto, and file any of the foregoing with the Securities and Exchange Commission (the "SEC") upon the request of the Trust, the Corporation or counsel to the Trust or Corporation;

      (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of shares of beneficial interest in the Trust and common stock in the Corporation ("Shares") as may be required in order to comply with Federal and state securities laws) as may be necessary or desirable to register the Shares with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust, the Corporation and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Trust, the Corporation and the Shares with state securities authorities to enable the Trust and the Corporation to make a continuous offering of its Shares;

      (d) coordinate and prepare, with the assistance of the Funds' investment adviser and officers, drafts of communications to Shareholders, including the annual report to Shareholders; prepare the drafts of the semi-annual report for each of the Funds; and file the certified final versions thereof on Form N-CSR, and file all required notices pursuant to Rule 24f-2;


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      (e)  coordinate the  solicitation  and tabulation of proxies in connection with the annual meeting of Shareholders each year, if one is held;

      (f) administer contracts on behalf of the Trust and Corporation with, among others, the Funds' investment adviser, distributor, custodian, transfer agent and fund accountant;

      (g) supervise the Funds' transfer agent with respect to the payment of dividends and other distributions to Shareholders;

      (h) calculate performance data of the Funds for dissemination to up to six
(6) information services covering the investment company industry;

      (i) coordinate and supervise the preparation and filing of the Funds' tax returns;

      (j) assist with the layout and printing of prospectuses and assist with and coordinate layout and printing of the Funds' semi-annual and annual reports to Shareholders, prospectuses, prospectus supplements, and proxy statements;

      (k) assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure;

      (l) advise the Trust, the Corporation and the Board on matters concerning the Trust, the Corporation, the Funds and their affairs;

      (m) obtain, maintain and file fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust the Corporation at the expense of the Funds in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the Investment Company Act of 1940, as amended (the "1940 Act"), to the extent such bonds and policies are approved by the Board;

      (n) monitor and advise the Trust, the Corporation and the Funds on their regulated investment company status under the Internal Revenue Code of 1986, as amended;

      (o) maintain corporate records on behalf of the Funds, including, but not limited to, minute books, Declaration of Trust, Articles of Incorporation and By-Laws;

      (p) furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Trust, the Corporation, and BISYS shall determine desirable.

      (q) make available appropriate individuals to serve as officers of the Trust or the Corporation upon designation as such by the Board, to serve in ministerial capacities related to services provided by BISYS as determined by the Board, or to serve in certain executive capacities subject to an Amendment to this agreement and relevant BISYS policies;

      (r) assist in developing portfolio compliance procedures for each Fund, and provide compliance monitoring services incorporating certain of those procedures, which will include, among other matters, compliance with each Fund's investment objective, defined investment policies, restrictions, and tax


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diversification,  distribution and income requirements,  all as are determinable based upon the Fund's accounting records;

      (s) monitor services provide under Shareholder Service Plans adopted by the Board and financial institutions that serve, or propose to serve, as shareholder services agents thereunder ("Shareholder Service Agents"); coordinate the services to be rendered by Shareholder Service Agents pursuant to Shareholder Service Agreements under Shareholder Service Plans, and review the qualifications of Shareholder Service Agents to serve as such under the relevant Shareholder Service Plan; coordinate and assist in the Trust's and the Corporation's execution and delivery of Shareholder Service Agreements; report to the Board regarding amounts paid under Shareholder Service Agreements and the nature of Services provided by the Shareholder Service Agents thereunder; and maintain appropriate records in connection with the foregoing;

      (t) provide assistance and guidance to the Trust and Corporation with respect to matters governed by or related to regulatory requirements and developments including, monitoring regulatory and legislative developments which may effect the Trust or the Corporation, and assisting in strategic planning in response thereto; assisting the Trust and the Corporation in responding to and providing documents for routine regulatory examinations or investigations; and working closely with counsel to the Trust and the Corporation in response to such routine or non-routine regulatory matter; and

      (u) assist the Trust and the Corporation in preparing for and administering Board meetings by (i) coordinating Board book production and distribution, (ii) subject to review and approval by the Trust, the Corporation and their counsel, preparing Board agendas and minutes, (iii) preparing the relevant sections of the Board materials pertaining to the responsibilities of BISYS, (iv) assisting and coordinating special materials related to annual contract approvals and approval of rule 12b-1 plans and related matters, (v) provide appropriate personnel to attend Board meetings and record the minutes of such meetings, and produce and distribute materials for Board meetings, including relevant sections of the Board materials pertaining to the responsibilities of BISYS, and (vi) performing such other Board meeting functions as agreed by the parties.

      (v) To assist the Trust and the Corporation in connection with its obligations under Sections 302 and 906 of the Sarbanes Oxley Act of 2002 and Rule 30a-2 under the 1940 Act (collectively, with such other related regulatory provisions applicable to the Trust, "Sarbanes-Oxley"), BISYS will internally establish and maintain controls and procedures ("BISYS internal controls") designed to ensure that information recorded, processed, summarized, or reported by BISYS and its affiliates on behalf of the Trust and the Corporation and included in financial information certified as required by certain Trust and Corporation officers ("Certifying Officers") on Form N-CSR ("Reports") is (a) recorded, processed, summarized, and reported by BISYS within the time periods specified in the Commission's rules and forms and the corresponding disclosure controls and procedures of the Funds ("Fund DCPs"), and (b) accumulated and communicated to the relevant Certifying Officers consistent with the Fund DCPs.

      If requested by Certifying Officers, BISYS will provide a sub-certification consistent with the requirements of Sarbanes-Oxley pertaining to BISYS's services with respect to any fiscal period during which BISYS serves


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


or served as financial administrator. In rendering such sub-certifications concerning Fund Reports, BISYS may (a) limit its representations to information prepared, processed and reported by BISYS; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Funds, including any other service providers to the Funds (other than BISYS and its affiliates) and compliance by such officers and agents with the Fund DCPs, including but not limited to, each Fund's investment adviser(s) and custodian; and (c) assume that the Trust has selected the appropriate accounting policies for the Funds.

      (w) BISYS shall perform such other services for the Trust and the Corporation that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual reports of the Funds; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Trust and the Corporation will pay such fees as may be mutually agreed upon, including BISYS's out-of-pocket expenses.

      3.  ALLOCATION OF CHARGES AND EXPENSES
          ----------------------------------

      (a) BISYS shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. BISYS shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust and Corporation and Trustees of the Trust and Directors of the Corporation who are affiliated persons of BISYS or any affiliated corporation of BISYS; provided, however, that unless otherwise specifically provided, BISYS shall not be obligated to pay the compensation of any employee of the Trust or Corporation retained by the Board to perform services on behalf of the Funds.

      (b) The Trust and Corporation assume and shall pay or cause to be paid all other expenses of the Trust or Corporation not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees or Directors who are not affiliated persons of BISYS or any affiliated corporation of BISYS (fees for other "interested Trustees" or "interested Directors" may be paid by parties other than the Trust or Corporation), insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

      4.  COMPENSATION OF BISYS
          ---------------------

      (a) For the services to be rendered, the facilities furnished and the expenses assumed by BISYS pursuant to this Agreement, the Funds shall pay monthly to BISYS compensation at an annual rate of 0.105% (10.5 basis points) with respect to the Leader Funds and 0.06% (6 basis points) with respect to the Regions Morgan Keegan Select Funds, in each case of the average daily net assets of the applicable Fund. In addition to the foregoing, the Trust or Corporation

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

shall also reimburse BISYS for all of its reasonable out-of-pocket expenses, including, but not limited to, travel and lodging expenses incurred by officers and employees of BISYS in connection with attendance at (i) Board meetings and
(ii) any other meetings for which such attendance is requested or agreed upon by the parties.

      If this Agreement becomes effective subsequent to the first day of a month or terminates in accordance with its terms before the last day of a month, BISYS's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of BISYS's compensation for the preceding month shall be made promptly.

      (b) All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

      5.  STANDARD OF CARE; UNCONTROLLABLE EVENTS; LIMITATION OF LIABILITY
          ----------------------------------------------------------------

      BISYS shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust or Corporation for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder.

      BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon the Trust's or Corporation's reasonable request, BISYS shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, BISYS assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond BISYS' reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, acts of terrorism, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

      NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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      6.  ACTIVITIES OF BISYS
          -------------------

      The services of BISYS rendered to the Trust and Corporation are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of the Trust or Corporation are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Trust or Corporation, and that BISYS may be or become interested in the Trust or Corporation as a Shareholder or otherwise.

      7.  DURATION OF THIS AGREEMENT
          --------------------------

      (a) This Agreement shall become effective as of the effective date of the Consolidation, and shall continue in effect until the third anniversary of such date (the "Initial Term"), provided that if the Consolidation is not approved by the Shareholders this Agreement shall not become effective and shall be null and void. After the Initial Term, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one year periods ("Rollover Periods"). This Agreement may be terminated only (i) by provision of a notice of non-renewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause. Written notice of non-renewal must be provided at least one hundred and eighty (180) days prior to the end of the Initial Term or any Rollover Period, as the case may be.

      For purposes of this Agreement, "cause" shall mean (i) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (ii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iii) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors. BISYS shall not terminate this Agreement pursuant to clause (i) of this paragraph based solely upon the Trust's or Corporation's failure to pay an amount to BISYS which is the subject of a good faith dispute, if (x) the Trust and Corporation is attempting in good faith to resolve such dispute with as much expediency as may be possible under the circumstances, and (y) the Trust and Corporation continues to perform its obligations hereunder in all other material respects (including paying all fees and expenses not subject to reasonable dispute hereunder).

      (b) Notwithstanding the foregoing, following any such termination, in the event that BISYS in fact continues to perform any one or more of the services contemplated by this Agreement with the consent of the Trust or Corporation, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by the Trust or Corporation upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust or Corporation, in addition to the fees and disbursements provided by

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Section 4 hereof,  the amount of all of BISYS's cash disbursements in connection with BISYS's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributor or investment adviser and/or other parties of the Trust's or Corporation's property, records, instruments and documents.

      (c) If, for any reason other than (i) non-renewal, (ii) mutual agreement of the parties or (iii) "cause" for termination of BISYS hereunder, BISYS's services are terminated hereunder, BISYS is replaced as sub-administrator, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any Sub-Agent appointed as provided in Section 8 hereof), then the Trust and Corporation shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the balance that would be due BISYS for its services hereunder during (x) the next twelve (12) months or (y) if less than twelve (12), the number of months remaining in the then-current term of this Agreement, assuming for purposes of the calculation of the one-time payment that the fees that would be earned by BISYS for each month shall be based upon the average net asset values of the Funds and fees payable to BISYS monthly during the twelve (12) months prior to the date that services terminate, BISYS is replaced or a third party is added.

      The parties further acknowledge and agree that, in the event services are terminated, BISYS is replaced, or a third party is added, as set forth above,
(i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

      (d) The parties acknowledge that the Trust intends to reorganize its investment portfolios, including merging certain Funds, in 2005 (the "Merger"), subject to Shareholder approval. The parties also acknowledge that all administration services with respect to Regions Morgan Keegan Select Short Term Bond Fund ("Short Term Bond Fund"), a series of the Corporation will be performed by Morgan Keegan & Co., Inc. commencing July 1, 2005. The parties agree that this Agreement may be amended or terminated upon the effective date of the Merger and on June 30, 2005 with respect to Short Term Bond Fund, without application of the liquidated damages provision contained in Section 7(c) above provided the terms of that certain letter agreement between Morgan Asset Management, Inc., BISYS Fund Services Ohio, Inc., and BISYS Fund Services Limited Partnership, dated October 18, 2004, (the "Morgan Letter Agreement") are fulfilled by such amendment or by execution of a replacement agreement in the event of termination.

      8.  ASSIGNMENT
          ----------

      This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that BISYS may, at its expense and with the advance approval of the Board, subcontract with any entity or person concerning the provision of administration services contemplated hereunder (a "Sub-Agent"). BISYS shall not, however, be relieved of any of its obligations under this Agreement by the appointment of any Sub-Agent or other subcontractor and BISYS shall be responsible, to the extent provided in Section 5 hereof, for all acts of any Sub-Agent as if such acts were its own. This


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


Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      9.  INDEMNIFICATION
          ---------------

      The Trust and the Corporation agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses (including reasonable investigation expenses) of every nature and character (collectively, "Losses") arising out of or in any way relating to BISYS's actions taken or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by the Trust or the Corporation , the investment adviser, fund accountant, transfer agent or custodian thereof; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

      BISYS shall indemnify, defend, and hold the Trust and the Corporation harmless from and against any and all Losses resulting directly and proximately from BISYS's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

      The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited, provided that any such advanced expenses shall be reimbursed by the indemnified party if an ultimate determination is made that indemnification is not merited under the circumstances. If in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

      The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. An indemnifying party shall not effect any settlement without the consent of the indemnified party (which shall not be withheld or delayed unreasonably by the indemnified party) unless such settlement imposes no liability, responsibility or other obligation upon the indemnified party and relieves it of all fault. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

      10. CERTAIN RECORDS
          ---------------

      BISYS shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by BISYS on behalf of the Trust and the Corporation shall be prepared and maintained at the expense of BISYS, but shall be the property of the Trust and the Corporation and will be surrendered promptly to the Trust or Corporation on request, and made available for inspection by the Trust, the Corporation or by the SEC at reasonable times.

      BISYS may at its option at any time, and shall promptly upon the Trust's or Corporation's demand, turn over to the Trust or the Corporation and cease to retain BISYS's files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Trust or the Corporation, such documents and records shall be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents shall be turned over to the Trust or Corporation unless the Trust or Corporation authorizes in writing the destruction of such records and documents.

      In case of any request or demand for the inspection of such records by another party, BISYS shall notify the Trust and the Corporation and follow the Trust's and Corporation's instructions as to permitting or refusing such inspection; provided that BISYS may exhibit such records in any case where (i) disclosure is required by law, (ii) BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, or
(iv) BISYS is requested to make a disclosure by the Trust or Corporation. BISYS shall provide the Trust and Corporationwith reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence, to the extent reasonably practicable.

      11. INSURANCE
          ---------

      BISYS shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust or the Corporation , BISYS shall provide evidence that coverage is in place. BISYS shall notify the Trust and the Corporation should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. BISYS shall notify the Trust and the Corporation of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust and the Corporation should the total outstanding claims made by

BISYS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

      12. LEGAL ADVICE; RELIANCE ON PROSPECTUS AND INSTRUCTIONS
          -----------------------------------------------------

      BISYS may apply to the Trust or Corporation at any time for instructions and may consult with counsel for the Trust or Corporation and with accountants and other experts with respect to any matter arising in connection with BISYS's duties, and BISYS shall not be liable nor accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts. BISYS shall notify the Trust and the Corporation at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS's responsibilities and duties pursuant to this Agreement. After so notifying the Trust and the Corporation, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Trust and Corporation unless relating to a matter involving BISYS's willful misfeasance, bad faith, negligence or reckless disregard of BISYS's responsibilities and duties.

      As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust and Corporation relating to the relevant Funds to the extent that such services are described therein, as well as the minutes of Board meetings (if applicable) and other records of the Trust and the Corporation unless BISYS receives written instructions to the contrary in a timely manner from the Trust and the Corporation .

      Also, BISYS shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of the Trust and the Corporation until receipt of written notice thereof from the Trust and the Corporation.

      13. NOTICE
          ------

      Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to ____________________________________________, Attn: ______________________; with a copy  to  the  Trust  at  3435  Stelzer  Road,  Columbus,  Ohio  43219,  Attn:
_____________; if to the Corporation to at 50 North Front Street, Memphis, Tennessee 38103, Attn: Charles D. Maxwell; if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219; Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

      14.  GOVERNING  LAW AND MATTERS  RELATING TO THE TRUST AS A  MASSACHUSETTS
           ---------------------------------------------------------------------
BUSINESS TRUST AND THE CORPORATION AS A MARYLAND CORPORATION.
------------------------------------------------------------

      This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. It is expressly agreed that the obligations of the Trust or Corporation hereunder shall not be binding upon any of the Trustees, Directors, shareholders, nominees, officers, agents or employees of the Trust or Corporation personally, but shall bind only the trust property of the Trust or Corporation. The execution and delivery of this Agreement have been authorized by the Trustees and the Directors and this Agreement has been signed and delivered by an authorized officer of the Trust and Corporation, acting as such, and neither such authorization by the Trustees, the Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Trust or Corporation as provided in the Trust's Declaration of Trust and the Corporation's Articles of Incorporation.

      15. REPRESENTATIONS AND WARRANTIES
          ------------------------------

      The Trust and the Corporation represents and warrants to BISYS that this Agreement has been duly authorized by the Trust and the Corporation and, when executed and delivered by the Trust and the Corporation, will constitute a legal, valid and binding obligation of the Trust and the Corporation, enforceable against the Trust and the Corporation in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      BISYS represents and warrants that: (a) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and the Corporation and BISYS's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; and (b) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

      EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLETELY DISCLAIMED.

      16. PRIVACY
          -------

      Nonpublic personal financial information relating to consumers or customers of the Trust and the Corporation provided by, or at the direction of the Trust and the Corporation to BISYS, or collected or retained by BISYS in the course of performing its duties shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of the Trust and the Corporation or as required or permitted by law. BISYS represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Trust and the Corporation. The Trust and the Corporation represent to BISYS that it has adopted a Statement of its privacy policies and practices as required by the Commission's Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

      17. MISCELLANEOUS
          -------------

      (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and subject to approval of the Consolidation by the Shareholders supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including, without limitation, the Leader Agreement, provided that if the Consolidation is not approved by the Shareholders the Leader Agreement shall remain in full force and shall be unaffected by this Agreement. This Agreement shall not supersede or otherwise affect any provision of the Morgan Letter Agreement.

      (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

      (d) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto. The parties hereto may amend such procedures as may be set forth herein by written agreement as may be appropriate or practical under the circumstances, and BISYS may conclusively assume that any special procedure which has been approved by an executive officer of the Trust and the Corporation (other than an officer or employee of BISYS) does not conflict with or violate any requirements of the Trust's Declaration of Trust, the Corporation's Articles of Incorporation, By-Laws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

      (e) The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    REGIONS MORGAN KEEGAN SELECT FUND

                                    By:________________________________
                                    Name:
                                    Title:

                                    MORGAN KEEGAN SELECT FUND, INC.

                                    By:________________________________
                                    Name:
                                    Title:

                                    BISYS FUND SERVICES OHIO, INC.

                                    By:________________________________
                                    Name:
                                    Title:

                                   SCHEDULE A


                        ADMINISTRATION AGREEMENT BETWEEN
                        REGIONS MORGAN KEEGAN SELECT FUND
                       AND BISYS FUND SERVICES OHIO, INC.

                            DATE: _____________, 2005

LEADER FUNDS

--------------------------------------------------------------------------------
FUND NAME BEFORE CONSOLIDATION           FUND NAME AFTER CONSOLIDATION
--------------------------------------------------------------------------------
LEADER Growth Equity Fund                Regions Morgan Keegan Select LEADER
                                         Growth Equity Fund

--------------------------------------------------------------------------------
LEADER Growth & Income Fund              Regions Morgan Keegan Select LEADER
                                         Growth & Income Fund

--------------------------------------------------------------------------------
LEADER Balanced Fund                     Regions Morgan Keegan Select LEADER
                                         Balanced Fund

--------------------------------------------------------------------------------
LEADER Tax-Exempt Bond Fund              Regions Morgan Keegan Select LEADER
                                         Tax-Exempt Bond Fund

--------------------------------------------------------------------------------
LEADER Intermediate Bond Fund            Regions Morgan Keegan Select LEADER
                                         Intermediate Bond Fund

--------------------------------------------------------------------------------
LEADER Tax-Exempt Money Market Fund      Regions Morgan Keegan Select LEADER
                                         Tax-Exempt Money Market Fund

--------------------------------------------------------------------------------
LEADER Money Market Fund                 Regions Morgan Keegan Select LEADER
                                         Money Market Fund

--------------------------------------------------------------------------------
LEADER Short Term Bond Fund              Regions Morgan Keegan Select LEADER
                                         Short Term Bond Fund

--------------------------------------------------------------------------------


REGIONS MORGAN KEEGAN SELECT FUNDS

Regions Morgan Keegan Select Treasury Money Market Fund

Regions Morgan Keegan Select Government Money Market Fund